 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
 Date of Report (Date of earliest event reported): November 3, 2026

WHEELS UP EXPERIENCE INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39541	98-1617611
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2135 American Way
Chamblee, Georgia	30341
(Address of principal executive offices)	(Zip Code)
(212) 257-5252
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	UP	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.
Additional Revolving Credit Facility Provided by Delta
As previously disclosed, Wheels Up Experience Inc. (the “Company” or “Wheels Up”) is party to a Credit Agreement, dated as of September 20, 2023 (as previously amended prior to the Credit Agreement Amendment (as defined below), the “Existing 2023 Credit Agreement”), by and among the Company, as borrower, certain subsidiaries of the Company, as guarantors (collectively with the Company, the “Loan Parties”), the lenders from time to time party thereto, and U.S. Bank Trust Company, N.A., as administrative agent for the lenders and as collateral agent for the secured parties (the “Agent”), which provides for term loans in the aggregate original principal amount of $390.0 million (the “2023 Term Loans”) and a commitment for a revolving credit facility provided by Delta Air Lines, Inc. (“Delta”) in the aggregate original principal amount of $100.0 million (the “2023 Revolving Credit Facility”).
On November 4, 2026, the Company entered into Amendment No. 6 to Credit Agreement (the “Credit Agreement Amendment” and, together with the Existing 2023 Credit Agreement, the “2023 Credit Agreement”), by and among the Company, as borrower, the other Loan Parties party thereto, as guarantors, Delta and CK Wheels LLC (“CK Wheels”), as the Required Lenders and Lead Lenders (as each term is defined in the 2023 Credit Agreement), Cox Investment Holdings, LLC (“Cox”), as a lender, and the Agent, pursuant to which, among other things, Delta provided a commitment for an additional $100.0 million revolving credit facility (the “2026 Revolving Credit Facility” and, together with the 2023 Revolving Credit Facility, the “Revolving Credit Facilities”). The Company expects to use any amounts borrowed from time to time under the 2026 Revolving Credit Facility for working capital and general corporate purposes, including to execute the Company’s ongoing business transformation, to continue investing in its premium jet fleet and/or to repay existing indebtedness, and to pay certain transaction-related expenses.
The economic and legal terms of the 2026 Revolving Credit Facility are substantially similar to those of the 2023 Revolving Credit Facility, except: (i) the 2026 Revolving Credit Facility is available to be drawn from time to time through December 1, 2027, which is the scheduled maturity date for such facility (the “Maturity Date”); (ii) interest on any principal amounts drawn under the 2026 Revolving Credit Facility will accrue at a rate of 10% per annum on the unpaid principal balance then outstanding and the Company must pay a 2% per annum facility fee with respect to the full amount of the commitment under the 2026 Revolving Credit Facility, which in each case is payable-in-kind and compounded and capitalized to the principal amount of the 2026 Revolving Credit Facility outstanding on the last day of each of March, June, September and December, and the Maturity Date; and (iii) the Company must use any net proceeds from certain new equity issuances to prepay any amounts then outstanding under the 2026 Revolving Credit Facility, subject to certain terms and conditions.
Similar to the 2023 Revolving Credit Facility, the Company may only borrow available amounts under the 2026 Revolving Credit Facility at any time through the Maturity Date in an amount and to the extent that after giving pro forma effect to any borrowing thereunder and any borrowings under the 2023 Revolving Credit Facility, the Company’s Unrestricted Cash Amount (as defined in the 2023 Credit Agreement) will not exceed $100.0 million. In addition, the Company generally must promptly repay any borrowings under the 2026 Revolving Credit Facility prior to the Maturity Date to the extent the Company’s Unrestricted Cash Amount (as defined in the 2023 Credit Agreement) exceeds $100.0 million. Subject to limited exceptions, any amounts repaid by the Company under the Revolving Credit Facilities must be applied pro rata to outstanding amounts under the 2026 Revolving Credit Facility and 2023 Revolving Credit Facility.
The Maturity Date for the 2026 Revolving Credit Facility is expected to occur prior to that of the 2023 Term Loans and 2023 Revolving Credit Facility, each of which is scheduled to mature on September 20, 2028, and is permitted to be paid prior to amounts due and owing under the 2023 Term Loans and 2023 Revolving Credit Facility. The 2026 Revolving Credit Facility is secured by the same collateral as the other loans under the 2023 Credit Agreement, and has been initially guaranteed by all U.S. and certain non-U.S. direct and indirect subsidiaries of the Company. In the future, the Company may be required to add any new or after-acquired subsidiaries of the Company that meet certain criteria as guarantors. The 2023 Credit Agreement provisions applicable to the 2026 Revolving Credit Facility contain generally the same covenants and events of default that apply to the 2023 Term Loans and 2023 Revolving Credit Facility, in each case customary for transactions of its type. Except as described above, the Credit Agreement Amendment did not amend any of the events of default or covenants, collateral provisions, terms related to existing borrowings and repayments, or other amounts borrowed or other existing commitment amounts under the 2023 Term Loans and 2023 Revolving Credit Facility. The 2026 Revolving Credit Facility and Credit Agreement Amendment were unanimously approved by the disinterested, independent members of the Company’s Board of Directors.
Order for New Embraer Phenom 300E Premium Jets
On November 3, 2026, Wheels Up Partners LLC (“WUP LLC”), an indirect subsidiary of the Company, entered into a definitive purchase agreement (the “Phenom Purchase Agreement”) with Embraer Executive Aircraft, Inc. (“Embraer”) to purchase six (6) factory-new Phenom 300E premium business jet aircraft (collectively, the “New Phenoms” and each, a “New Phenom”). Wheels Up expects that the New Phenoms will be delivered in the third and fourth quarters of 2027 and will supplement the Company’s growing fleet of Embraer Phenom 300 and 300E premium jets.
The aggregate purchase price of the New Phenoms is approximately $90.0 million, subject to certain discounts and customary adjustments. On November 3, 2026, the Company made a deposit in respect of the New Phenoms equal to approximately 20% of the aggregate purchase price (the “Phenom Deposit”) using available cash on-hand and the net proceeds from the PDP Financing (as defined below). The Company currently expects to finance substantially all of the balance of the purchase price for the New Phenoms, which will be due upon delivery of such aircraft, using any available capacity under its Revolving Equipment Notes Facility (as defined in the Company’s Quarterly Report on Form 10-Q for the three months ended June 30, 2026 filed with the U.S. Securities and Exchange Commission (“SEC”) on August 5, 2026 (the “2Q Form 10-Q”)) or Revolving Credit Facilities, and/or future debt arrangements, cash on-hand or other capital resources.
The Phenom Purchase Agreement contains certain representations, warranties and covenants, delivery conditions, and assignment and termination provisions that are customary for agreements of its type. The termination provisions in the Phenom Purchase Agreement permit Embraer to terminate such agreement and retain all or a portion of the Phenom Deposit upon specified events of default or failures to perform by WUP LLC or if WUP LLC terminates for convenience, and permits WUP LLC to terminate such agreement and recover all or a portion of the Phenom Deposit upon the occurrence of specified events of default or failures to timely perform by Embraer, in each case subject to certain notice and cure rights.
Deposit Financing for New Phenoms
As previously disclosed, WUP LLC is a party to a revolving equipment notes facility that provides for the revolving issuance from time to time by WUP LLC of, among others, Series A-1 equipment notes (collectively with the PDP Equipment Notes (as defined below), the “Series A Equipment Notes”) in an aggregate principal amount up to $332.0 million (the “Series A Equipment Notes Facility”), which are secured by senior liens on certain of WUP LLC’s owned aircraft. In connection with entering into the Phenom Purchase Agreement, on November 3, 2026, WUP LLC entered into certain amendments to the Series A Equipment Notes Facility to permit Series A Equipment Notes to be issued in an amount up to 100% of the Phenom Deposit (the “PDP Equipment Notes”), issued $17.4 million aggregate principal amount of PDP Equipment Notes, and used the net proceeds from such issuance to fund substantially all of the Phenom Deposit (the “PDP Financing”). Bank of America, N.A. and PNC Bank, N.A. (together, the “Series A Lenders”) were the lenders under the Series A Equipment Notes Facility as of November 3, 2026.
The economic and legal terms of the PDP Equipment Notes are substantially similar to the Series A Equipment Notes issued in respect of certain of WUP LLC’s owned aircraft, except: (i) each PDP Equipment Note must be redeemed in full upon the earlier of delivery or termination of the Phenom Purchase Agreement with respect to the applicable New Phenom; (ii) there is no amortization of principal amount associated with the PDP Equipment Notes; (iii) amounts borrowed under the PDP Equipment Notes are included in the numerator of certain portfolio-level loan to value ratio calculations, but no corresponding collateral value is included in the denominator of such calculation with respect to the New Phenoms; (iv) the PDP Equipment Notes are secured by senior liens on the Phenom Purchase Agreement and related documentation (including the Phenom Deposit, the “PDP Collateral”), in favor of Wilmington Trust, National Association (“Wilmington Trust”), as mortgagee; and (v) certain conditions precedent to the initial borrowing of the PDP Equipment Notes and covenants applicable to other Series A Equipment Notes were adjusted due to the differing nature of the PDP Collateral or do not apply to the PDP Equipment Notes. Any amounts borrowed in respect of the PDP Equipment Notes reduce available borrowing capacity under the existing $332.0 million maximum facility amount for the Series A Equipment Notes Facility, which remains available to be drawn on a revolving basis through November 13, 2027.
The PDP Equipment Notes are subject to other limited covenants of WUP LLC and events of default, including cross-default provisions among the Revolving Equipment Notes (as defined in the 2Q Form 10-Q), in each case subject to certain cure rights of WUP LLC. In connection with the PDP Financing, Delta reaffirmed its credit support for the Revolving Equipment Notes Facility, which effectively guarantees WUP LLC’s payment obligations thereunder upon the occurrence and continuation of specified events of default. In addition, each of Delta and CK Wheels, in their capacities as lenders under the 2023 Credit Agreement, consented to the PDP Financing.
In connection with the closing of the PDP Financing, WUP LLC entered into, among others, Omnibus Amendment No. 2, dated as of November 3, 2026 (“Omnibus Amendment No. 2”), by and among WUP LLC, Wheels Up Class A-1 Loan Trust 2024-1, a Delaware statutory trust (the “Class A-1 Trust”), Wheels Up Class B-1 Loan Trust 2024-1, a Delaware statutory trust (the “Class B-1 Trust”), Wilmington Trust, not in its individual capacity, except as expressly stated therein, but in the various capacities described therein, and the Series A Lenders. Omnibus Amendment No. 2 amended the following documents to permit the PDP Financing, as each has been amended, supplemented or otherwise modified from time to time: (i) that certain Note Purchase Agreement, dated as of November 13, 2024, by and among WUP LLC, Wilmington Trust, as subordination agent and trustee, and the Class A-1 Trust; (ii) that certain Participation Agreement, dated as of November 13, 2024, by and among WUP LLC, Wilmington Trust, not in its individual capacity but as mortgagee and subordination agent, the Class A-1 Trust and the Class B-1 Trust; (iii) that certain Trust Indenture and Mortgage, dated as of November 13, 2024, by and among WUP LLC and Wilmington Trust, as mortgagee, as amended, supplemented or otherwise modified from time to time; and (iv) that certain Class A Revolving Loan Agreement, dated as of November 13, 2024, by and among the Class A-1 Trust, as borrower, Wilmington Trust, not in its individual capacity but as facility agent and security trustee, and the lenders party thereto from time to time, including the Series A Lenders.
As of November 4, 2026: (i) there were 36,386,642 shares of the Company’s Class A common stock, $0.0001 par value per share (“Common Stock”), outstanding (excluding treasury stock); (ii) Delta beneficially owned approximately 36.2% of the outstanding shares of Common Stock, of which any shares in excess of 29.9% of shares of Common Stock entitled to vote at any annual meeting of the Company’s stockholders that are held by Delta will be neutral shares with respect to voting rights; (iii) CK Wheels beneficially owned approximately 35.4% of the outstanding shares of Common Stock; (iv) Cox beneficially owned approximately 11.8% of the outstanding shares of Common Stock; (v) each of Delta, CK Wheels and Cox was (A) a lender under the 2023 Credit Agreement, (B) a party to certain other agreements concerning the governance of the Company and certain commercial arrangements, as applicable, in each case as disclosed under the heading “Related Person Transactions with Holders of More than 5% of Our Voting Stock” in the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 24, 2026, and (C) a party to the transactions described in Item 1.01 of the Company’s Current Report on Form 8-K filed with the SEC on June 1, 2026; (vi) each of Delta and Cox was a party to the transactions described under the heading “Delta Lock-Up Extension” in Item 1.01 of the Company’s Current Report on Form 8-K filed with the SEC on May 26, 2026; and (vii) Delta was a party to (A) certain credit support-related transactions described under the caption “Closing of $68 million Series B Revolving Equipment Notes Facility” in Item 1.01 of the Company’s Current Report on Form 8-K filed with the SEC on May 26, 2026 and (B) the 2023 Revolving Credit Facility availability date extension described in Item 1.01 of the Company’s Current Report on Form 8-K filed with the SEC on August 4, 2026.
The foregoing descriptions of Omnibus Amendment No. 2 under the heading “Deposit Financing for New Phenoms” and the Credit Agreement Amendment under the heading “Additional Revolving Credit Facility Provided by Delta” in this Item 1.01 are qualified in their entirety by reference to the agreements, copies of which are filed as Exhibits 4.1 and 10.1 hereto, respectively, and are incorporated by reference herein. The Company intends to file a copy of the Phenom Purchase Agreement as an exhibit to the Company’s forthcoming Annual Report on Form 10-K for the year ended December 31, 2026.

Item 2.02    Results of Operations and Financial Condition.
On November 5, 2026, Wheels Up issued a press release and investor letter announcing its financial results for the three months ended September 30, 2026. The full text of the press release and investor letter are furnished as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K (this “Current Report”) and are incorporated by reference herein.
Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 “Entry into a Material Definitive Agreement” of this Current Report under the headings titled “Additional Revolving Credit Facility Provided by Delta” and “Deposit Financing for New Phenoms” is incorporated by reference into this Item 2.03.
Item 7.01    Regulation FD Disclosure.
On November 5, 2026, Wheels Up issued a press release regarding the order for the New Phenoms from Embraer, a copy of which is furnished as Exhibit 99.3 to this Current Report and incorporated by reference herein.
The information in Items 2.02 and 7.01 of this Current Report and Exhibits 99.1, 99.2 and 99.3 is being furnished pursuant to Items 2.02 and 7.01 of Form 8-K, as applicable, and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.
Cautionary Note Regarding Forward-Looking Statements
This Current Report and Exhibits 99.1, 99.2 and 99.3 furnished herewith contain certain “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to known and unknown risks, uncertainties, assumptions, and other important factors, many of which are outside of the control of the Company. These forward-looking statements include, but are not limited to, statements regarding: (i) the 2023 Credit Agreement, including the 2026 Revolving Credit Facility, and Wheels Up’s intended use of net proceeds from any amounts borrowed thereunder for working capital and general corporate purposes, including to execute its ongoing business transformation, continue investing in its premium jet fleet and/or repay existing indebtedness, and to pay certain transaction-related expenses; (ii) Wheels Up’s plans and ability to acquire the New Phenoms pursuant to the Phenom Purchase Agreement, the expected delivery timeline, cost and financing plans to acquire such aircraft, and the anticipated future business, financial and operational benefits to Wheels Up from any acquisition of the New Phenoms; (iii) the impact of the terms of the PDP Financing and PDP Equipment Notes, Wheels Up’s ability to repay the PDP Equipment Notes when due and otherwise fund the purchase price for the New Phenoms using any available cash on-hand or other capital resources, including any borrowings under existing or future debt facilities, subject to any limitations or restrictions or the satisfaction of any conditions precedent under the definitive documentation thereunder; and (iv) Wheels Up’s fleet strategy, future member and customer demand for flight services, operating performance, and business, financial and growth plans, including as a result of the planned acquisition of the New Phenoms and the establishment of the 2026 Revolving Credit Facility. The words “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “future,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that statement is not forward-looking. The Company has identified certain known material risk factors applicable to the Company under Part I, Item 1A “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on March 10, 2026, under Part II, Item 1A “Risk Factors” in the 2Q Form 10-Q, and the Company’s other filings with the SEC from time to time. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Except as required by law, the Company does not intend to update any of these forward-looking statements after the date of this Current Report.

Item 9.01    Financial Statements and Exhibits.
 (d)    Exhibits.

Exhibit Number	Description
4.1*
Omnibus Amendment No. 2, dated as of November 3, 2026, by and among Wheels Up Partners LLC, Wheels Up Class A-1 Loan Trust 2024-1, Wheels Up Class B-1 Loan Trust 2024-1, Wilmington Trust, National Association, not in its individual capacity, except as expressly stated therein, but in the various capacities described therein, and Bank of America, N.A. and PNC Bank, N.A., as lenders (2024-1 Series A-1 Revolving Equipment Notes)

10.1*
Amendment No. 6 to Credit Agreement, dated as of November 4, 2026, by and among Wheels Up Experience Inc., as Borrower, the subsidiaries of Wheels Up Experience Inc. party thereto, as guarantors, Delta Air Lines, Inc., CK Wheels LLC, and Cox Investment Holdings, LLC, as lenders, and U.S. Bank Trust Company, N.A., not in its individual capacity but solely as administrative agent for the lenders and as collateral agent for the secured parties

99.1**	Press Release, dated November 5, 2026 (Earnings Release)
99.2**	Investor Letter, dated November 5, 2026
99.3**	Press Release, dated November 5, 2026 (Wheels Up to Further Expand Premium Fleet with Order of Six Factory-New Embraer Phenom 300E Jets)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
__________
*    Filed herewith.
**    Furnished herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHEELS UP EXPERIENCE INC.

Date: November 5, 2026	By:	/s/ George Mattson
		Name:	George Mattson
		Title:	Chief Executive Officer